COMPANY ACT

                        EARTHRAMP.COM COMMUNICATIONS INC.
                               ALTERED MEMORANDUM
                        (As altered by special resolution
                            passed December 6, 1999)

1.     The  name  of  the  Company  is  Earthramp.com  Communications  Inc.

2. The authorized capital of the Company consists of 20,000,000 common shares without par value.